Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the inducement awards of DarioHealth Corp. report dated March 9, 2023, with respect to the consolidated financial statements of DarioHealth Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
February 21, 2024
A Member of Ernst & Young Global